                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               Viant Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

                               VIANT CORPORATION

                            ------------------------


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 2, 2000


                            ------------------------

TO THE STOCKHOLDERS:


    NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Viant Corporation, a Delaware corporation ("Viant"), will be held on February 2, 2000 at 10:00 a.m., local time, at the Dallas offices of the Company, 3102 Oak Lawn Ave, Suite 430, Dallas, TX 75219, to approve an increase in the number of authorized shares of Common Stock from 50,000,000 shares to 200,000,000 shares in order to allow the Company to effect a two-for-one stock split in the form of a stock dividend.


    The foregoing item of business is more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on December 10, 1999 are entitled to notice of and to vote at this meeting.

    All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed proxy card as promptly as possible in the enclosed self-addressed envelope. Any stockholder attending the meeting may vote in person even if he or she returned a proxy. However, if a stockholder's shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the meeting, the stockholder must obtain from the record holder a proxy issued in his or her name.

                                                      BY ORDER OF THE BOARD OF DIRECTORS

                                                      /s/ M. DWAYNE NESMITH
                                                      ------------------------------------------------
                                                      M. DWAYNE NESMITH
                                                      Vice President and Chief Financial Officer


Boston, Massachusetts
January 21, 2000

                               VIANT CORPORATION
                                89 SOUTH STREET
                          BOSTON, MASSACHUSETTS 02111

                                PROXY STATEMENT
                        SPECIAL MEETING OF STOCKHOLDERS


    The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of Viant Communications Systems, Inc., a Delaware corporation (the "Company"), for use at the Special Meeting of Stockholders (the "Special Meeting") to be held on Wednesday, February 2, 2000 at 10:00 a.m., local time, at the Company's Dallas offices at 3102 Oak Lawn Ave, Suite 430, Dallas, TX 75219, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders. The Company's principal executive offices are located at 89 South Street, Boston, Massachusetts 02111. The Company's telephone number at that location is
(617) 531-3700.



    The Company intends to mail this proxy statement and accompanying proxy card on or about January 21, 2000 to all stockholders entitled to vote at the meeting.


                 INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD DATE AND SHARE OWNERSHIP

    Stockholders of record at the close of business on December 10, 1999 (the "Record Date") are entitled to notice of and to vote at the special meeting. At the Record Date, 21,633,854 shares of the Company's common stock were issued and outstanding and held of record by approximately 191 stockholders.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (attention: M. Dwayne Nesmith, Vice President and Chief Financial Officer) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting of stockholders and voting in person.

VOTING AND SOLICITATION

    Each share of common stock outstanding on the Record Date is entitled to one vote. The required quorum for the transaction of business at the Special Meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the Record Date. For purposes of determining the presence of a quorum, abstentions and broker non-votes will be counted by the Company as present at the meeting. Abstentions will also be counted by the Company in determining the total number of votes cast with respect to the Proposal. Broker non-votes will not be counted in determining the number of votes cast with respect to the Proposal.

    The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile. In addition, the Company may retain the services of one or more firms to assist in the solicitation of proxies, for an estimated fee of $10,000 plus reimbursement of expenses. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


    The following table sets forth certain information regarding the beneficial ownership of the common stock as of December 10, 1999 of (i) each person known to the Company to beneficially own more than 5% of the common stock, (ii) each director or director nominee of the Company, (iii) each executive officer of the Company for whom information is given in the Summary Compensation Table in the Registration Statement on Form S-1 declared effective by the Securities and Exchange Commission on December 7, 1999, and (iv) all directors and executive officers of the Company as a group.

    In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after December 10, 1999 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.


                                                                 SHARES BENEFICIALLY OWNED
                                                                     PRIOR TO OFFERING
                                                              --------------------------------
                      BENEFICIAL OWNER                          STOCK      OPTIONS    PERCENT
------------------------------------------------------------  ---------   ---------   --------
FIVE PERCENT STOCKHOLDERS
Mohr, Davidow Ventures(1)**.................................  3,327,589          --     15.4%
Kleiner Perkins Caufield & Byers(2)**.......................  2,186,324          --     10.1%
Trident Capital Management(3)**.............................  1,657,291          --      7.7%
Robert L. Gett..............................................  1,849,108     443,335     10.4%

NAMED EXECUTIVE OFFICERS AND DIRECTORS
William H. Davidow(3).......................................  3,415,738          --     15.8%
Venetia Kontogouris(4)......................................      3,376      10,000     *
Kevin W. English............................................      1,200      10,000     *
Robert L. Gett..............................................  1,849,108     443,335     10.4%
Richard J. Chavez...........................................     10,000     100,000     *
Sherwin A. Uretsky..........................................     21,500      48,500     *
Robbie O. Vann-Adibe........................................    287,500     446,875      3.3%
Edward J. Mello.............................................     35,625       5,937     *
William E. Kelvie...........................................         --      10,000     *
All directors and executive officers
  as a group (22 persons)...................................  5,928,306   1,242,208     31.3%


------------------------


 *  Less than one percent of the outstanding common stock.



 **  Share numbers reflect a 30% distribution of the fund's holdings, effective
    November 15, 1999.


(1) Consists of 3,186,147 shares held of record by Mohr, Davidow
    Ventures IV, L.P. and 141,442 shares held of record by MDV IV Entrepreneurs' Network Fund, L.P., affiliated funds of Mohr, Davidow Ventures. William Davidow, Jonathan Feiber, Nancy Schoendorf, George Zachary and Lawrence Mohr are General Partners of Mohr, Davidow Ventures and all parties disclaim beneficial ownership of the 3,327,589 shares held by Mohr, Davidow Ventures except to the extent of each parties respective pecuniary interest therein. The address of Mohr, Davidow Ventures is 2775 Sand Hill Road, Suite 240, Menlo Park, California 94025.


(2) Consists of 1,610,109 shares held of record by Kleiner Perkins Caufield & Byers VIII, 439,114 shares held of record by KPCB Java Fund and 132,448 shares held of record by KPCB VIII Founders Fund, affiliated funds of KPCB VIII Associates, L.P., and 4,653 shares held of record by KPCB Information Services Zaibatsu Fund II an affiliated fund of KPCB VII Associates, L.P. Vinod Khosla, Brook Byers, Kevin Compton, John Doerr, William Hearst III, Joseph Lacob and Douglas Mackenzie each are General Partners of each of KPCB VIII Associates, L.P. and KPCB VII
    Associates, L.P. All of the above named individuals disclaim beneficial ownership of the shares held by these funds except to the extent of each parties respective pecuniary interest therein. The address for Kleiner Perkins Caufield & Byers is 2750 Sand Hill Road, Menlo Park, California 94025.



(3) Consists of 1,612,295 shares held of record by Information Associates, L.P. and 44,996 shares held of record by Information Associates, C.V. Trident Capital Management is a general partner of the Information Associates funds. Stephen Hall is a Managing Director of Trident Capital Management. Mr. Hall disclaims beneficial ownership of the shares held by these funds except to the extent of his pecuniary interests therein. The address for Trident Capital Management is 2480 Sand Hill Road, Suite 100, Menlo Park, California 94025.0



(4) Consists of 10,781 shares held by Mr. Davidow, 49,611 shares held by the Chachagua Partnership, of which Mr. Davidow is a partner and 27,757 shares held by the Davidow Trust, over which Mr. Davidow has dispositive control and 3,327,589 shares held by Mohr, Davidow Ventures and its affiliated funds, 2775 Sand Hill Road, Suite 240, Menlo Park, California 94025. William Davidow is a General Partner of Mohr, Davidow Ventures and disclaims beneficial ownership of the 3,327,589 shares held by Mohr, Davidow Ventures except to the extent of his pecuniary interest therein.



(5) Venetia Kontogouris is President of Enterprise Associates, LLC a limited partner of Trident Capital Management. Ms. Kontogouris possesses no investment or voting power over the 1,657,291 shares held by the affiliated funds of Trident Capital Management. The address for Ms. Kontogouris is c/o Enterprise Associates, LLC, 200 Nyala Farms, Westport, Connecticut 06880.


                                PROPOSAL NO. 1:
          INCREASE IN THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

GENERAL

    The Company's Certificate of Incorporation currently authorizes the issuance of 50,000,000 shares of common stock and 5,000,000 shares of Preferred Stock. In November 1999, the Board of Directors adopted a resolution approving an amendment to the Certificate of Incorporation to increase the authorized number of shares of common stock to 200,000,000 shares, subject to stockholder approval of the amendment. No change is being proposed to the authorized number of shares of Preferred Stock.

CURRENT USE OF SHARES

    As of December 10, 1999, the Company had approximately 21,634,000 shares of common stock outstanding, approximately 8,791,000 shares of common stock reserved for future issuance under the

Company's incentive stock plans, of which approximately 5,936,000 shares are covered by outstanding options and approximately 2,855,000 shares are available for future grant or purchase, and 36,000 shares of common stock reserved for issuance upon exercise of outstanding warrants. Based upon the foregoing number of outstanding and reserved shares of common stock, the Company has approximately 19,539,000 shares remaining available for other purposes.

PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION

    The Board of Directors has adopted resolutions setting forth the proposed amendment to the first sentence of Article IV of the Company's Certificate of Incorporation (the "Amendment"), the advisability of the Amendment, and a call for submission of the Amendment for approval by the Company's stockholders at the Special Meeting. The following is the text of Article IV of the Certificate of Incorporation of the Company, as proposed to be amended:


    "The corporation is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $0.001 par value, and Preferred Stock, $0.001 par value. The total number of shares that the corporation is authorized to issue is 205,000,000 shares. The number of shares of Common Stock authorized is 200,000,000. The number of shares of Preferred Stock authorized is 5,000,000."


PURPOSE AND EFFECT OF THE PROPOSED AMENDMENT

    The Board of Directors believes that it is in the Company's best interest to increase the number of shares of common stock that it is authorized to issue in order to allow the Company to effect a two-for-one stock split in the form of a stock dividend. Under the current Certificate of Incorporation, the Board of Directors may not declare stock dividends without first soliciting and obtaining stockholder approval if following such action the total number of shares of common stock outstanding and reserved for issuance would exceed the current authorized number of common stock. Under the Certificate of Incorporation as amended, the Board of Directors would have the ability to authorize a two-for-one stock split in the form of a stock dividend.

    The Board of Directors also believes that the availability of additional authorized but unissued shares will provide it with the flexibility to issue common stock for other proper corporate purposes which may be identified in the future, such as: to make acquisitions through the use of stock, to establish strategic relationships with other companies, to adopt additional employee benefit plans or reserve additional shares for issuance under such plans and to effect additional stock splits in the future. Except for the stock dividend contemplated by this Proxy, the Board of Directors has no other immediate plans, understandings, agreements or commitments to issue additional common stock for any such purpose.

    The Board of Directors believes that the proposed increase in the authorized common stock will make available sufficient shares to effect a two-for-one stock split in the form of a stock dividend or for use in one or more of the previously mentioned purposes or otherwise. No additional action or authorization by the Company's stockholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which the common stock is then listed or quoted. The Company reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

    Under the Company's Certificate of Incorporation, the Company's stockholders do not have preemptive rights with respect to common stock. Thus, should the Board of Directors elect to issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase such shares. In addition, if the Board of Directors elects to issue additional shares of common stock, such issuance could have a dilutive effect on earnings per share, voting power, and share holdings of current stockholders.

    The proposed amendment to increase the authorized number of shares of common stock could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. For example, in the event of a hostile attempt to take over control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of the common stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The Amendment therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed Amendment may limit the opportunity for the Company's stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed Amendment may have the effect of permitting the Company's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company's business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

VOTE REQUIRED

    The affirmative vote of the holders of a majority of the outstanding shares of common stock present and entitled to vote at the Special Meeting, assuming a quorum is present, is necessary for approval of the Amendment. Therefore, abstentions and broker non-votes (which may occur if a beneficial owner of stock where shares are held in a brokerage or bank account fails to provide the broker or the bank voting instructions as to such shares) effectively count as votes against the Amendment.

RECOMMENDATION OF THE BOARD

    The Board of Directors recommends that the stockholders vote "FOR" the proposal to amend the Company's Certificate of Incorporation to increase the authorized number of shares of common stock from 50,000,000 shares to 200,000,000 shares.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 2000 Annual Meeting of Stockholders must be received by the Company a reasonable time before the Company begins to print and mail its proxy materials.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board may recommend.

                                                      BY ORDER OF THE BOARD OF DIRECTORS

                                                      /s/ M. DWAYNE NESMITH
                                                      ------------------------------------------------
                                                      M. DWAYNE NESMITH
                                                      Vice President and Chief Financial Officer


Boston, Massachusetts
January 21, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                                VIANT CORPORATION
                         SPECIAL MEETING OF STOCKHOLDERS
                                FEBRUARY 2, 2000


The undersigned stockholder(s) of Viant Corporation, a Delaware corporation, hereby acknowledge(s) receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated January 21, 2000, and hereby appoints Issac J. Vaughn, Jason Altieri and M. Dwayne Nesmith, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Viant Corporation to be held February 2, 2000, at 10:00 a.m., Central Standard Time, at the Dallas offices of Viant Corporation, 3102 Oak Lawn Ave, Suite 430 Dallas, TX 75219, and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side:

              CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE

                 THE DIRECTORS RECOMMEND A VOTE "FOR" PROPOSAL 1

1. Proposal to amend Viant Corporation's Certificate of Incorporation to increase the authorized number of shares of common stock from 50,000,000 shares to 200,000,000 shares

/ / FOR                           / / AGAINST                      / / ABSTAIN

and in their discretion, upon such other matters which may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1. If any other matters properly come before the meeting, the persons named in this proxy will vote, in their discretion.

Dated PLEASE SIGN exactly as your name appears at left. Joint owners should each sign.
-------------------------------------  Executors, administrators, trustees,
Signature(s) of Stockholder(s) in Box  etc., should so indicate when signing.
                                       If signer is a corporation, please sign
                                       full name by duly authorized officer.



                                       Address change?  Mark box / /
                                       Indicate change at left